Exhibit 10.1
                                                                  ------------


                                                                EXECUTION COPY



                             RITE AID CORPORATION

                                 $300,000,000

                     9 1/2% Senior Secured Notes Due 2011

                              Purchase Agreement

                                                             New York, New York
                                                               February 5, 2003


Salomon Smith Barney Inc.
J.P. Morgan Securities Inc.
Credit Suisse First Boston LLC
Fleet Securities, Inc.
As Representatives of the Initial Purchasers
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

            Rite Aid Corporation, a corporation organized under the laws of Delaware (the "Company"), proposes to issue and sell to the several parties named in Schedule I hereto (the "Initial Purchasers"), for whom you (the "Representatives") are acting as representatives, $300,000,000 principal amount of its 9 1/2% Senior Secured Notes Due 2011 (including the guarantees thereof described herein, the "Securities"). The Securities are to be issued under an indenture (the "Indenture"), to be dated as of February 12, 2003, between the Company, the subsidiary guarantors party thereto (the "Subsidiary Guarantors") and BNY Midwest Trust Company, as trustee (the "Trustee"). The Securities have the benefit of a Registration Rights Agreement (the "Registration Rights Agreement"), to be dated February 12, 2003, among the Company, the Subsidiary Guarantors and the Initial Purchasers, pursuant to which the Company and such Subsidiary Guarantors have agreed to file with the Commission (i) a registration statement under the Securities Act registering an issue of senior secured notes of the Company (including the guarantees thereof described herein, the "Exchange Notes"), which are identical in all material respects to the Securities (except that the Exchange Notes will not contain terms with respect to transfer restrictions) and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act. To the extent there are no additional parties listed on
Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in
Section 17 hereof. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Final Memorandum (as defined below).

            The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act in reliance upon exemptions from the registration requirements of the Securities Act.

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

            In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated February 3, 2003 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the "Preliminary Memorandum"), and a final offering memorandum, dated February 5, 2003 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers.

            The Subsidiary Guarantors shall provide a subordinated guarantee of the obligations under the Securities and shall grant to the holders of the Securities a shared second priority lien, subject to permitted liens, on the Collateral pursuant to the guarantee agreements, security agreements, mortgages, intercreditor agreements and other similar agreements listed on
Schedule II hereto (collectively, the "Security Documents").

            For purposes of this Agreement, all references to Subsidiary Guarantors shall mean those entities set forth on Schedule III hereto plus any other Subsidiary Guarantor that becomes a party to this Agreement pursuant to Sections 5(o) hereof; provided, however, that any such Subsidiary Guarantor shall cease to be a Subsidiary Guarantor under this Agreement and the Registration Rights Agreement at such time as such entity ceases to be a Subsidiary Guarantor under the Security Documents.

               1. Representations and Warranties. The Company and each of the Subsidiary Guarantors jointly and severally represent and warrant to each Initial Purchaser as set forth below in this Section 1.

                  (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date (as defined in Section 3 hereof), the Final Memorandum did not, and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Subsidiary Guarantors make no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through any of the Representatives specifically for inclusion therein.

                  (b) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or anyone acting on their behalf, as to whom the Company makes no representation) has, directly or indirectly, made offers or sales of


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

          any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

                  (c) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or anyone acting on their behalf, as to whom the Company makes no representation) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

                  (d) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

                  (e) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or anyone acting on their behalf, as to whom the Company makes no representation) has engaged in any directed selling efforts with respect to the Securities being sold in reliance on Regulation S, and each of them has complied with the offering restrictions requirements of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

                  (f) Neither the Company nor any Subsidiary Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum none of them will be, an "investment company" within the meaning of the Investment Company Act.

                  (g) The Company is subject to and in compliance, in all material respects, with the reporting requirements of Section 13 or
          Section 15(d) of the Exchange Act.

                  (h) Neither the Company nor any Subsidiary Guarantor has paid or agreed to pay to any person any compensation for soliciting another to purchase any Securities (except as contemplated by this Agreement).

                  (i) Neither the Company nor any Subsidiary Guarantor has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company or any Subsidiary Guarantor to facilitate the sale or resale of the Securities.

                  (j) On the Closing Date, each of the Indenture and the Security Documents will conform in all material respects to the descriptions thereof contained in the Final Memorandum.

                  (k) On the Closing Date, the obligations of the Subsidiary Guarantors under the Subsidiary Guarantees in favor of the holders of Securities will be secured by, and upon issuance of the Exchange Notes the obligations of the Subsidiary Guarantors under the Subsidiary Guarantees in favor of the holders of the Exchange Notes will be secured by, valid and enforceable perfected second priority liens on the Collateral pursuant to the Security Documents for the benefit of holders of the Securities or the Exchange Notes, as the case may be (the "Security Interests"), and the Collateral will be free and clear of all

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

          liens, except for the liens on the Collateral created or permitted by the Indenture and the Security Documents. The Security Interests will be pari passu in all respects with the liens securing the Company's 12.5% Notes and Shareholder Notes, to the extent the Shareholder Notes have not been redeemed.

                  (l) On the Closing Date, all filings, recordings, registrations and other actions necessary or desirable to preserve and protect the rights with respect to, and perfect and make valid and enforceable, the Security Interests under the Security Documents will have been taken and be in full force and effect.

                  (m) Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation and, except for 1525 Cortyou Road-Brooklyn Inc., is in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except to the extent that failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect").

                  (n) All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except for Rx USA, Inc., Rite Aid Lease Management Company, Read's, Inc., Thrifty PayLess Health Services, L.L.P. and Rite Aid Risk Management Corp., all outstanding shares of capital stock of the subsidiaries of the Company are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

                  (o) The Company's authorized equity capitalization is as set forth in the Final Memorandum.

                  (p) The statements in the Final Memorandum under the headings "Certain United States Federal Tax Considerations for Non-United States Holders", "Description of Notes", "Exchange Offer; Registration Rights", "Business - Regulation" and "Business - Legal Proceedings", "Description of Other Indebtedness", "Description of Collateral and Intercreditor Arrangements" and "Risk Factors" fairly summarize the matters therein described.

                  (q) This Agreement has been duly authorized, executed and delivered by the Company and each Subsidiary Guarantor; the Security Documents have been duly authorized and each constitute, or when executed and delivered by the Company and each Subsidiary Guarantor (to the extent stated therein to be a party thereto) will each constitute, a legal, valid and binding instrument enforceable against the Company and each Subsidiary Guarantor (to the extent a party thereto) in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to

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          time in effect and to general principles of equity); the Indenture has been duly authorized and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company and each Subsidiary Guarantor, will constitute a legal, valid and binding instrument enforceable against the Company and each Subsidiary Guarantor in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, fraudulent conveyance, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); the Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Company and each Subsidiary Guarantor and (assuming the due authorization, execution and delivery of the Indenture by the Trustee) will constitute the legal, valid and binding obligations of the Company and each Subsidiary Guarantor entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, fraudulent conveyance, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, good faith and fair dealing, regardless of whether in a proceeding at law or in equity); and the Registration Rights Agreement has been duly authorized and, when executed and delivered by the Company and each Subsidiary Guarantor, will constitute a legal, valid and binding instrument enforceable against the Company and each Subsidiary Guarantor in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, fraudulent conveyance, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity and except that the enforceability of any rights to contribution or indemnification may be violative of public policy under any law, rule or regulation).

                  (r) Subject to compliance by the Initial Purchasers with the representations, warranties and agreements set forth in Section 4 of this Agreement, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Indenture, the Security Documents (other than the filing of Uniform Commercial Code financing statements) or the Registration Rights Agreement, except such as will be obtained under the Securities Act and the Trust Indenture Act (with respect to the Registration Rights Agreement), the securities laws of any jurisdiction outside the U.S. in which the Securities are offered and such as may be required under the blue sky laws of any jurisdiction and the National Association of Securities Dealers Inc. in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum and the Registration Rights Agreement.

                  (s) On the Closing Date, neither the execution and delivery of the Indenture, this Agreement or the Registration Rights Agreement, the issue and sale of the Securities, nor the fulfillment of the terms hereof, thereof or of the Security Documents will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (other than the Security Interests) (i) the charter or by-laws of either of the Company or any subsidiary, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary

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

          of the Company or any of their properties, as applicable, or (iii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any of its subsidiaries is subject.

                  (t) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in or incorporated by reference in the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the caption "Selected Consolidated Financial Information" in the Final Memorandum fairly present, on the basis stated in the Final Memorandum, the information included therein.

                  (u) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company or the Subsidiary Guarantors, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Security Documents, the Indenture or the Registration Rights Agreement, or the consummation of any of the transactions contemplated hereby or thereby; or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (v) The Company and each of its subsidiaries own or lease all such properties as are necessary to the conduct of their respective operations as presently conducted, except where the failure to own or lease such property could not reasonably be expected to have a Material Adverse Effect.

                  (w) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws; (ii) the terms of any agreement or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, as applicable, except in the case of (ii) and (iii), such violation or default that could not reasonably by expected to have a Material Adverse Effect.

                  (x) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements included in or incorporated by reference in the Final Memorandum, are, to the knowledge of the Company, independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

                  (y) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery

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

          of this Agreement or the Representative Supplement (other than customary filing fees) or the issuance or sale by the Company of the Securities.

                  (z) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (aa) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers that could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (bb) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects, except where noncompliance could not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew or replace its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (cc) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Final Memorandum.

                  (dd) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, permits and other authorizations could not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be

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          expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (ee) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in the Final Memorandum (exclusive of any amendment or supplement thereto); except as set forth in the Final Memorandum, neither the Company nor any of the subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, which, if the subject of any unfavorable ruling, decision or finding could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (ff) Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of
          Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate; the Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

                  (gg) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in the Final Memorandum to be conducted, except as otherwise referenced in the Final Memorandum where the failure to own such Intellectual Property could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation of a third party's right in Intellectual Property (including any claim that the Company or any of its subsidiaries must license or refrain from using such Intellectual Property), which, if the subject of any unfavorable ruling, decision or finding could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (hh) The Company maintains, and has maintained during the periods covered by the Exchange Act reports incorporated by reference in the Final Memorandum, disclosure

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

          controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that are effective in ensuring that information required to be disclosed in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported with the time periods specified in the rules and forms of the Commission, including, without limitation, effective controls and procedures designed to ensure that information required to be so described is accumulated and communicated to the Company's management, including its principal executive officer or officers, and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure, except as disclosed in such reports with respect to the Company's 1997 fiscal year and that the Company restated its financial statements for the 1998 and 1999 fiscal years.

                  (ii) The Security Documents listed on Schedule II hereto represent all of the guarantee agreements, security agreements, mortgages, intercreditor agreements and other similar agreements necessary to effectuate the Subsidiary Guarantors' subordinated guarantee of the obligations under the Securities and grant to the holders of the Securities a shared second priority lien on the Collateral, other than UCC financing statements. Other than Representative Supplement No. 1, dated as of April 4, 2002, to the Intercreditor Agreement, none of the Security Documents have been amended or otherwise modified since the date of the original execution thereof.

                  (jj) Since June 27, 2001, neither the Company nor any Subsidiary Guarantor has taken any action or omitted to take any action, or entered into any agreement that resulted or would result in (i) the release or modification of any Security Interest granted under the Security Documents, other than in accordance with the terms of the Security Documents or (ii) any of the Security Documents failing to be in full force and effect.

          Any certificate signed by any officer of the Company or any Subsidiary Guarantor and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or such Subsidiary Guarantor, as to matters covered thereby, to each Initial Purchaser.

               2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.25% of the principal amount thereof, plus accrued interest, if any, from February 12, 2003 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser's name on Schedule I hereto.

               3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on February 12, 2003, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company.

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

     Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

               4. Offering by Initial Purchasers. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

                  (a) It is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) or an institutional accredited investor (as defined in Rule 501(a) under the Securities Act).

                  (b) It has not offered or sold, and will not offer or sell, any Securities except (i) to those persons it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A; or (ii) in accordance with the restrictions set forth in Exhibit A hereto.

                  (c) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States.

               5. Agreements. The Company and each of the Subsidiary Guarantors jointly and severally agree with each Initial Purchaser that:

                  (a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as you may reasonably request.

                  (b) The Company will not amend or supplement the Final Memorandum without the prior written consent of the Representatives, which consent will not be unreasonably withheld or delayed.

                  (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company promptly (i) will notify the Representatives of any such event; (ii) subject to the requirements of paragraph (b) of this Section 5, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as you may reasonably request.

                  (d) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the sale of the Securities, provided that in no event shall the Company or any subsidiary be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (e) The Company will not, and will not permit any of its controlled Affiliates to, and will use its reasonable best efforts not to permit any of its other Affiliates to, resell any Securities that have been acquired by any of them.

                  (f) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers and their Affiliates) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

                  (g) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or anyone acting on their behalf, as to whom the Company makes no agreement) will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

                  (h) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

                  (i) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or anyone acting on their behalf, as to whom the Company makes no agreement) will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirements of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

                  (j) The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

                  (k) The Company will not offer, sell, contract to sell, grant any other option to purchase or otherwise dispose of, directly or indirectly, or announce the offering of, or file a registration statement for, any debt securities issued or guaranteed by the Company or any of its direct or indirect subsidiaries, or enter into any agreement to do any of the foregoing (other than (i) the Securities and the Exchange Notes, (ii) pursuant to any credit facility permitted under the Indenture, (iii) purchase money debt permitted under the Indenture and (iv) notes on similar terms to the Securities in order to refinance or in exchange for the 12.5% Notes) for a period of 90 days from the date the Securities are issued without the prior written consent of Salomon Smith Barney Inc.

                  (l) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (m) The Company currently has no plan or intent to be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

                  (n) The Company and the Subsidiary Guarantors agree to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture, the Registration Rights Agreement and the Security Documents, the issuance of the Securities, the recording and perfection of security interests pursuant to the Security Documents and the fees of the Trustee and the collateral agents and trustees under the Security Documents (other than the legal fees and expenses of counsel to the Initial Purchasers in connection with the foregoing); (ii) the preparation, printing or reproduction of the Preliminary Memorandum and Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vii) admitting the Securities for trading in The Portal Market of the NASD; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company and the Subsidiary Guarantors of its and their obligations hereunder and under the Indenture, the Registration Rights Agreement and the Security Documents. It is understood, however, that, except as provided in this Section 5 and Sections 7 and 8 of this Agreement, the Initial Purchasers will pay all of their own costs and expenses, including the fees and expenses of their counsel.

                  (o) The Company shall cause any entity that is a Subsidiary Guarantor under the Indenture on the Closing Date and not set forth on Schedule III hereto to become a party to this Agreement, the Registration Rights Agreement and the Security Documents, if not already a party to the Security Documents, on or prior to the Closing Date.

                  (p) The Company will take all steps necessary to cure as soon as possible the good standing deficiency of its subsidiary 1525 Cortyou Road-Brooklyn Inc. Within 30 days of such deficiency being cured, the Company shall provide the Initial Purchasers with evidence of the cure of such deficiency.

               6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and each of the Subsidiary Guarantors contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Company and each of the Subsidiary Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Company and each of the Subsidiary Guarantors of its obligations hereunder and to the following additional conditions:

                  (a) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Robert Sari, Esq., general counsel for the Company, in form and substance satisfactory to the Initial Purchasers, substantially in the form set forth in Schedule IV or as otherwise agreed to by the parties hereto.

                  (b) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, in form and substance satisfactory to the Initial Purchasers, substantially in the form set forth in Schedule V or as otherwise agreed to by the parties hereto. Such counsel shall also furnish to the Initial Purchasers opinions, dated the Closing Date, relating to the Security Interests, in form and substance satisfactory to the Initial Purchasers, substantially in the forms set forth in Schedules VI and VII or as otherwise agreed to by the parties hereto.

                  (c) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

                          (i) the representations and warranties of the
                  Company and each Subsidiary Guarantor in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and each Subsidiary Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

                          (ii) since the date of the most recent financial
                  statements included in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

                   (e) On or prior to the Closing Date, each Security Document shall have been executed and delivered by the parties thereto and shall be in full force and effect and the obligations of the Subsidiary Guarantors in respect of the Securities and, when issued, the Exchange Notes shall be Second Priority Debt Obligations having the benefit of second priority security interests in the Second Priority Collateral.

                   (f) On or prior to the Closing Date, the Company and the Subsidiary Guarantors shall have caused to be delivered to the Trustee evidence satisfactory to the Trustee of the completion and effectiveness of all filings, recordings, registrations and other actions of the Security Documents, and such other financing statements and security documents, as may be necessary or, in the opinion of the Trustee, desirable to perfect the second priority liens created, or intended to be created, by the Security Documents in favor of the holders of Securities and Exchange Notes. All filing fees, taxes and other amounts payable in connection with such filings, recordings, registrations and other actions shall have been paid (unless such amounts payable are not accepted at the time of such filing, recording, registration or other action and are otherwise billed to the Company) and the Trustee and the Representatives shall have received evidence satisfactory to them of such filings, recordings, registrations and other actions and payments.

                   (g) At the Execution Time and at the Closing Date, the Company shall have requested and caused Deloitte & Touche LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder, and stating in effect that:

                         (i) in their opinion the audited financial statements
               included or incorporated in the Final Memorandum and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related rules and regulations adopted by the Commission thereunder that would apply to the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act;

                         (ii) on the basis of a reading of the latest
               unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with the standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the nine-month period ended November 30, 2002, and as at November 30, 2002; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit, executive and compensation committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to November 30, 2002, nothing came to their attention which caused them to believe that:

                         (1) any unaudited financial statements included or
                    incorporated in the Final Memorandum do not comply in form in all material respects with applicable accounting requirements and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; or said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Final Memorandum;

                         (2) with respect to the period subsequent to November
                    30, 2002, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt less current maturities of the Company and its subsidiaries or common stock of the Company or increases in the stockholders' deficit of the Company as compared with the amounts shown on the November 30, 2002 consolidated balance sheet included or incorporated in the Final Memorandum, or for the period from December 1, 2002 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in revenues, increases in net loss or loss from continuing operations before income taxes and cumulative effect of accounting change or in net loss per share of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

                         (3) the information included in response to
                    Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the disclosure requirements of Regulation S-K.

                         (iii) they have performed certain other specified
               procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Final Memorandum, including the information set forth under the captions "Summary", "Risk Factors", "Use of Proceeds", "Capitalization", "Selected Consolidated Financial Information", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business", "Management", "Security Ownership of Certain Beneficial Owners and Management", "Certain Relationships and Related Transactions", "Description of Other Indebtedness", "Description of Collateral and Intercreditor Arrangements" and "Description of Notes" in the Final Memorandum, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation;

               References to the Final Memorandum in this Section 6(g) include any amendment or supplement thereto at the date of the applicable letter.

                  (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been, other than the redemption of the Shareholder Notes or any other repurchase of indebtedness, (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto). (i) The Securities shall have been designated as Portal-eligible securities in accordance with the rules and regulations of the NASD, and the Securities shall be eligible for clearance and settlement through The Depository Trust Company.

                  (j) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), any notice given of any intended or potential decrease in any such rating (including notice of an adverse change in the outlook for such rating) or of a possible change in any such rating that does not indicate the direction of the possible change.

                  (k) On or prior to the Closing Date, the Registration Rights Agreement shall be in form and substance satisfactory to the Representatives, shall have been executed and delivered by the parties thereto and shall be in full force and effect.

                  (l) On or prior to the Closing Date, Amendment No. 4 to the Senior Credit Facility, in the form attached as Exhibit B hereto, shall have been executed and delivered by the parties thereto and shall be in full force and effect.

                  (m) On or prior to the Closing Date but prior to the issuance of the Securities, the Company shall have used a portion of its available cash to redeem all outstanding Shareholder Notes and the Representatives shall have received evidence satisfactory to them of such redemption.

                  (n) On or prior to the Closing Date, the Amendment and Consent to the Synthetic Lease Facility, in the form attached as Exhibit C hereto, shall have been executed and delivered by the parties thereto and shall be in full force and effect.

                  (o) On or prior to the Closing Date, the Representative Supplement shall have been duly executed and delivered by the Second Priority Collateral Trustee, Senior Collateral Agent and Trustee, and all of the conditions to the Trustee becoming a party to the Intercreditor Agreement shall have been satisfied.

                  (p) On or prior to the Closing Date, an amendment to the Second Priority Subsidiary Security Agreement incorporating the definitions included in the Senior Subsidiary Security Agreement into the Second Priority Subsidiary Security Agreement, in form and substance satisfactory to the Representatives, shall have been executed and delivered by the parties thereto and shall be in full force and effect.

                  (q) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

         The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at Cravath, Swaine & Moore, 825 Eighth Avenue, New York, NY 10019, on the Closing Date.

          7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Subsidiary Guarantor to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company and the Subsidiary Guarantors, jointly and severally, will reimburse the Initial Purchasers severally through Salomon Smith Barney Inc. on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          8. Indemnification and Contribution. (a) The Company and each of the Subsidiary Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum (or in any supplement or amendment thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Subsidiary Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchasers through the Representatives specifically for inclusion therein; provided further, however, that with respect to any untrue statement or omission of material fact made in any Preliminary Memorandum, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Initial Purchaser occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (x) the Company had previously furnished copies of the Final Memorandum to the Representatives, (y) the untrue statement or omission of a material fact contained in the Preliminary Memorandum was corrected in the Final Memorandum and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Final Memorandum. This indemnity agreement will be in addition to any liability which the Company and the Subsidiary Guarantors may otherwise have.

                  (b) Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding the delivery of the Securities and, under the heading "Plan of Distribution", (i) the list of Initial Purchasers and their respective participation in the sale of the Securities; (ii) the sentences related to concessions and reallowances; and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Memorandum and the Final Memorandum, constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

                  (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or
          (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in paragraph
          (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, each Subsidiary Guarantor and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, each Subsidiary Guarantor and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Subsidiary Guarantors on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and the Subsidiary Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions in each case set forth on the cover of the Final Memorandum. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, each Subsidiary Guarantor and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers obligation to contribute pursuant to this Section 8(d) are several in proportion to their respective purchase obligations and not joint. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

            9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names on Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth on Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding two Business Days, as the Representatives and the Company shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

            10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission, the New York Stock Exchange or the Pacific Stock Exchange or trading in securities generally on the New York Stock Exchange or the Pacific Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either such Exchange; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

            11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

            12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc. at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company or any Subsidiary Guarantor, will be mailed, delivered or telefaxed to Robert Sari, Esq. (fax no.: (717) 760-7867) and confirmed to Robert Sari, Esq., Rite Aid Corporation, 30 Hunter Lane, Camp Hill, Pennsylvania 17011.

            13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

            14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

            15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

            16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

            17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

         "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

         "Commission" shall mean the Securities and Exchange Commission.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

         "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "NASD" shall mean the National Association of Securities Dealers,
Inc.

         "Regulation D" shall mean Regulation D under the Securities Act.

         "Regulation S" shall mean Regulation S under the Securities Act.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.



                                         Very truly yours,

                                         Rite Aid Corporation,


                                         by __________________________
                                            Name:
                                            Title:

Each of the Subsidiary
Guarantors listed on
Schedule III hereto,

By________________________
  Name:   Robert B. Sari
  Title:  Authorized Signatory

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Smith Barney Inc.
J.P. Morgan Securities Inc.
Credit Suisse First Boston Corporation
Fleet Securities, Inc.


By:  Salomon Smith Barney Inc.


by ______________________
   Name:
   Title:

For themselves and the other several Initial
Purchasers named in Schedule I to
the foregoing Agreement.

                                  SCHEDULE I

                                                               Principal
                                                               Amount of
                                                               Securities
         Initial Purchasers                                    to be Purchased
         ------------------                                    ---------------

Salomon Smith Barney Inc.....................................  $ 165,000,000
J.P. Morgan Securities Inc...................................  $ 105,000,000
Credit Suisse First Boston LLC...............................  $  15,000,000
Fleet Securities, Inc........................................  $  15,000,000
                                                               _____________
                      Total..................................  $ 300,000,000

                                  SCHEDULE II

                              Security Documents

            (i) Collateral Trust and Intercreditor Agreement, dated as of June 27, 2001 among Rite Aid Corporation, the Subsidiary Guarantors (as defined therein), Wilmington Trust Company, as collateral trustee for the holders from time to time of the Second Priority Debt Obligations (as defined therein), Citicorp USA, Inc., as collateral agent for the Senior Secured Parties (as defined therein) under the Senior Loan Documents (as defined therein), Citibank USA, Inc., as agent for the Synthetic Lease Parties (as defined therein), State Street Bank and Trust Company, as trustee under the Exchange Note Indenture (as defined therein) for the holders of the Exchange Notes (as defined therein), and each other Second Priority Representative (as defined therein) which from time to time becomes a party thereto (the "Collateral Trust and Intercreditor Agreement").

            (ii) Second Priority Subsidiary Guarantee Agreement, dated as of June 27, 2001 among the Subsidiary Guarantors (as defined therein) and Wilmington Trust, as collateral agent.

            (iii) Second Priority Subsidiary Security Agreement, dated as of June 27, 2001 among the Subsidiary Guarantors (as defined therein) in favor of Wilmington Trust, as collateral trustee.

            (iv) Second Priority Credit Line Deed of Trust, Security Agreement and Assignment of Leases and Rents, dated June 27, 2001 from Rite Aid of West Virginia, Inc., as Trustor, to First American Title Insurance Company, as Trustee for the benefit of the Senior Collateral Agent (as defined therein) and the Second Priority Collateral Trustee (as defined therein), encumbering real property located at Rock Branch Industrial Park, Poca, West Virginia (Putnam County).

            (v) Second Priority Credit Line Deed of Trust, Security Agreement and Assignment of Leases and Rents, dated June 27, 2001 from Thrifty Payless, Inc., as Trustor, to First American Title Insurance Company, as Trustee for the benefit of the Senior Collateral Agent (as defined therein) and the Second Priority Collateral Trustee (as defined therein), encumbering real property located at 1755 East Beamer Street, Woodland, California (Yolo County).

            (vi) Representative Supplement No. 2, to be dated as of February 12, 2003 to the Collateral Trust and Intercreditor Agreement.

                                 SCHEDULE III

                             Subsidiary Guarantors



Corporations
------------

Thrifty PayLess, Inc.
Rite Aid of Vermont, Inc.
Rite Aid of Ohio, Inc.
Rite Aid of Maine, Inc.
Rite Aid of West Virginia, Inc.
The Lane Drug Company
1525 Cortyou Road - Brooklyn Inc.
3581 Carter Hill Road - Montgomery Corp.
4042 Warrensville Center Road - Warrensville Ohio, Inc.
5277 Associates, Inc.
537 Elm Street Corp.
5600 Superior Properties, Inc.
657-659 Broad St. Corp.
Apex Drug Stores, Inc.
Broadview and Wallings - Broadview Heights Ohio, Inc.
Dominion Action Four Corporation
Dominion Action One Corporation
Dominion Action Three Corporation
Dominion Action Two Corporation
Dominion Drug Stores Corp.
Drug Fair of PA, Inc.
Drug Fair, Inc.
Eagle Managed Care Corp.
England Street-Asheland Corporation
GDF, Inc.
Harco, Inc.
K&B Alabama Corporation
K&B Florida Corporation
K&B Louisiana Corporation
K&B Mississippi Corporation
K&B Services, Incorporated
K&B Tennessee Corporation
K&B Texas Corporation
K&B, Incorporated
Keystone Centers, Inc.
Lakehurst and Broadway Corporation
Ocean Acquisition Corporation
P.L.D. Enterprises, Inc.
Patton Drive and Navy Boulevard Property Corporation
PDS-1 Michigan, Inc.
Perry Distributors, Inc.

Perry Drug Stores, Inc.
PL Xpress, Inc.
Portfolio Medical Services Inc.
Rack Rite Distributors, Inc.
Ram-Utica, Inc.
RDS Detroit, Inc.
Read's Inc.
Rite Aid Drug Palace, Inc.
Rite Aid Hdqtrs. Corp
Rite Aid of Alabama, Inc.
Rite Aid of Connecticut, Inc.
Rite Aid of Delaware, Inc.
Rite Aid of Florida, Inc.
Rite Aid of Georgia, Inc.
Rite Aid of Illinois, Inc.
Rite Aid of Indiana, Inc.
Rite Aid of Kentucky, Inc.
Rite Aid of Maryland, Inc.
Rite Aid of Massachusetts, Inc.
Rite Aid of Michigan, Inc.
Rite Aid of New Hampshire, Inc.
Rite Aid of New Jersey, Inc.
Rite Aid of New York, Inc.
Rite Aid of North Carolina, Inc.
Rite Aid of Pennsylvania, Inc.
Rite Aid of South Carolina, Inc.
Rite Aid of Tennessee, Inc.
Rite Aid of Virginia, Inc.
Rite Aid of Washington, D.C., Inc.
Rite Aid Realty Corp.
Rite Aid Rome Distribution Center, Inc.
Rite Aid Transport, Inc.
Rite Aid Venturer #1, Inc.
Rite Fund, Inc.
Rite Investments Corp.
Rx Choice, Inc.
Sophie One Corp.
Super Ice Cream Suppliers, Inc.
Super Pharmacy Network, Inc.
Super Tobacco Distributors, Inc.
The Muir Company
Thrifty Corporation
Virginia Corporation
W.R.A.C., Inc.

Limited Liability Companies
---------------------------

764 South Broadway - Geneva, Ohio, LLC
Eighth and Water Streets - Urichsville, Ohio, LLC
Gettysburg and Hoover-Dayton, Ohio, LLC
Mayfield & Chillicothe Roads - Chesterland, LLC
Munson & Andrews, LLC
Silver Springs Road - Baltimore, Maryland/One, LLC
Silver Springs Road - Baltimore, Maryland/Two, LLC
State Street and Hill Road-Gerard, Ohio, LLC
112 Burleigh Avenue Norfolk, LLC
1515 West State Street Boise, Idaho, LLC
1740 Associates, L.L.C.
Ann & Government Streets - Mobile, Alabama, LLC
Baltimore/Annapolis Boulevard and Governor Richie Highway - Glen Burnie, Maryland, LLC
Central Avenue and Main Street - Petal, MS, LLC Fairground, L.L.C. Gratiot & Center - Saginaw Township, Michigan, LLC
Name Rite, L.L.C.
Northline & Dix - Toledo - Southgate, LLC
Paw Paw Lake Road & Paw Paw Avenue - Coloma, Michigan, LLC
Seven Mile and Evergreen - Detroit, LLC
State & Fortification Streets - Jackson, Mississippi, LLC
Tyler and Sanders Roads, Birmingham - Alabama, LLC
Rite Aid Services, L.L.C.

                                  SCHEDULE IV

         Opinion of Robert Sari, Esq., General Counsel of the Company

                                 See attached.

                                  SCHEDULE V

              Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

                                 See attached.

                                  SCHEDULE VI

         Security Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

                                 See attached.

                                 SCHEDULE VII

         Security Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

                                 See attached.

                                                                      EXHIBIT A


                      Selling Restrictions for Offers and
                        Sales outside the United States

            (1)(a) The Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted by
Section 4(a)(i) or (ii) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time; and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Securities Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) or (ii) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

            "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and February 12, 2003, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meanings given to them by Regulation S."

                  (b) Each Initial Purchaser also represents and agrees
            that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Company.

                  (c) Terms used in this section have the meanings given to
            them by Regulation S.

            (2) Each Initial Purchaser represents and agrees that (i) it has not offered or sold, and prior to the expiry of six months from the closing of the offering of the Securities will not offer or sell, any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding managing or disposing of investments, whether as a principal or agent, for purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Securities in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and (iii) it has complied and will comply with applicable provisions of FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

                                                                     EXHIBIT B



                  AMENDMENT NO. 4 TO SENIOR CREDIT AGREEMENT

                           AMENDMENT NO. 4, dated as of February 6, 2003 (this
                  "Amendment"), to the SENIOR CREDIT AGREEMENT dated as of June 27, 2001 (as amended, supplemented or otherwise modified from time to time, the "Senior Credit Facility"), among RITE AID CORPORATION, a Delaware corporation ("Rite Aid" or the "Borrower"), the Banks (as defined in Article 1 thereof), CITICORP USA, INC. ("Citicorp USA"), as a Swingline Bank, as an Issuing Bank and as administrative agent for the Banks (in such capacity, the "Senior Administrative Agent"), Citicorp USA, as collateral agent for the Banks (in such capacity, the "Senior Collateral Agent") and JPMORGAN CHASE BANK, CREDIT SUISSE FIRST BOSTON and FLEET RETAIL FINANCE INC., as syndication agents (in such capacity, the "Syndication Agents").


                                   RECITALS

            A. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Senior Credit Facility.

            B. The Borrower and the Banks are entering into this Amendment pursuant to Section 9.05(a) of the Senior Credit Facility.


                                  AGREEMENTS

            In consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            Section 1. Amendments to the Senior Credit Facility. The Senior Credit Facility is hereby amended as follows:

            (a) The Definitions Annex is amended by amending the definition of "Specified Debt Financings", for purposes of the Senior Credit Facility only, by inserting"; (vi) any Replacement Second Priority Debt or Replacement Senior Second Priority Debt" at the end of clause (v) thereof and by replacing the reference therein to "(vi)" with a reference to "(vii)".

            (b) Section 1.01 is amended by inserting the following definitions in the appropriate alphabetical order:

            ""11.25% Senior Notes" means the 11.25% Senior Notes of the Borrower due 2008 issued pursuant to the Unsecured Note Indenture and any Registered Equivalent Notes issued in exchange therefor."

            ""February 2003 Note Indenture" means an Indenture to be entered into among Rite Aid, the Subsidiary Guarantors and the trustee named therein, relating to the February 2003 Notes."

            ""February 2003 Notes" means the Senior Secured Notes of Rite Aid due 2011 having terms (i) substantially as set forth in Annex A to the Fourth Amendment or (ii) that are not substantially less favorable to the Banks than those set forth in Annex A to the Fourth Amendment and issued pursuant to the February 2003 Note Indenture and any Registered Equivalent Notes issued in exchange therefor."

                  ""Fourth Amendment" means Amendment No. 4 to this Agreement dated as of February 6, 2003."

            (c) Section 5.07(a) is amended by deleting the reference to "or" at the end of clause (ii), deleting clause (iii) thereof through the word "Agreement" and restating clause (A) thereof in its entirety as follows:

                           "(A)(w) the Senior Loan Documents, (x) agreements
                  with respect to Debt secured by Liens permitted by Section
                  5.15 restricting the ability to transfer or grant Liens on the assets securing such Debt, (y) agreements with respect to Additional Second Priority Debt, Replacement Second Priority Debt, Additional Senior Second Priority Debt or Replacement Senior Second Priority Debt (1) containing provisions described in clauses (i) and/or (ii) above that are not substantially more restrictive, taken as a whole, than those of the February 2003 Note Indenture when originally entered into or (2) requiring that such Debt be secured by assets in respect of which Liens are granted to secure other Debt (provided that in the case of any such assets subject to a Senior Lien, such Debt will be required to be secured only with a Second Priority Lien); provided, however, that the Second Priority Debt Documents relating to any such Debt may not contain terms requiring any Liens be granted with respect to Senior Collateral consisting of cash or Temporary Cash Investments pledged pursuant to Section 2.18(j) of this Agreement or Section 8 of the Senior Subsidiary Guarantee Agreement or otherwise required to be provided upon the occurrence of a default under any bank credit facility to secure obligations in respect of letters of credit issued thereunder and (z) agreements with respect to unsecured Debt governed by indentures or by credit agreements or note purchase agreements with institutional investors permitted by this Agreement containing terms that are not substantially more restrictive, taken as a whole, than those of the Unsecured Note Indenture as in effect on the date of the Fourth Amendment."

            (d) Section 5.07(a) is further amended by (i) replacing the "and" immediately before the reference to "(F)" with a comma, (ii) inserting a reference in clause (F) thereof to", the Shareholder Notes, the Indentures, the February 2003 Note Indenture when originally entered into" immediately following the reference therein to "the Exchange Note Documents", (iii) replacing the reference in clause (F) thereof to "Initial Borrowing Date" with a reference to "date of the Fourth Amendment" and (iv) inserting new clauses
(G) and (H) as follows:

         ", (G) any restriction existing under agreements relating to assets acquired by the Borrower or a Subsidiary in a transaction permitted hereby, provided such agreements existed at the time of such acquisition, were not put into place in anticipation of such acquisition and are not applicable to any assets other than assets so acquired and (H) any restriction existing under any agreement of a Person acquired as a Subsidiary pursuant to Section 5.21(a)(vii),
         Section 5.21(b) or Section 5.22(b), provided any such agreement existed at the time of such acquisition, was not put into place in anticipation of such acquisition and was not applicable to any Person or assets other than the Person or assets so acquired.".

                  (e) Section 5.07(b) is amended in its entirety as follows:

                           "(b) The Borrower will not, and will not permit any
                  Subsidiary to, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i) make Restricted Payments in respect of any capital stock of such Subsidiary held by, or pay any Debt owed to, the Borrower or any other Subsidiary,
                  (ii) make any Investment in the Borrower or any other Subsidiary, or (iii) transfer any of its assets to the Borrower or any other Subsidiary, except for (A) any restriction existing under (1) the Senior Loan Documents or existing on the date of the Fourth Amendment under the indenture governing the Shareholder Notes, the Unsecured
                  Note Indenture, the Exchange Note Documents, the Synthetic Lease Documents, the Indentures or under the February 2003
                  Note Indenture when originally entered into, (2) the indenture or agreement governing any Replacement Senior Second Priority Debt or Replacement Second Priority Debt in respect of Debt set forth in clause (1) above, (3) the indenture or agreement governing any Additional Senior Second Priority Debt, provided the provisions thereof described in clauses (i), (ii) and (iii) above are not substantially more restrictive, taken as a whole, than those of the Synthetic Lease Documents (as in effect on the date of the Fourth Amendment) or (4) agreements with respect to Debt permitted by this Agreement containing provisions described in clauses (i), (ii) and (iii) above that are not substantially more restrictive, taken as a whole, than those of the February 2003 Note Indenture when originally entered into or, alternatively, than those of the Unsecured Note Indenture (as in effect on the date of the Fourth Amendment), (B) customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business, (C) as required by applicable law, (D) customary restrictions contained in purchase and sale agreements limiting the transfer of the subject assets pending closing, (E) any restriction existing under agreements relating to assets acquired by the Borrower or a Subsidiary in a transaction permitted hereby, provided such agreements existed at the time of such acquisition, were not put into place in anticipation of such acquisition and are not applicable to any assets other than assets so acquired,
                  (F) any restriction existing under any agreement of a Person acquired as a Subsidiary pursuant to Section 5.21(a)(vii),
                  Section 5.21(b) or Section 5.22(b), provided any such agreement existed at the time of such acquisition, was not put into place in anticipation of such acquisition and was not applicable to any Person or assets other than the Person or assets so acquired and (G) agreements with respect to Debt secured by Liens permitted by Section 5.15 that restrict the ability to transfer the assets securing such Debt."

            (f) Section 5.07(e) is amended by (x) deleting clause (i)(B) thereof, replacing the reference in clause (i) to "(C)" with a reference to "(B)" and replacing the reference in clause (i) to "(D)" with a reference to "(C)" and (y) replacing the reference to "$150,500,000 in the aggregate" in clause (ii) thereof with the following: "an aggregate of $150,500,000 plus the amount, if any, of Shareholder Notes subject to Optional Debt Repurchases prior to February 28, 2004 under clause (i) of this paragraph (e), in each case".

            (g) Section 5.20(f) is amended by replacing the reference to "September 1, 2005" in clause (ii) therein with a reference to "December 31, 2008", and by revising the reference in clause (iii) therein to read in its entirety as follows:

                           "(iii) the terms relating to amortization,
                  convertibility and subordination (if any), and other material terms taken as a whole, of any such extending, refunding, refinancing or exchanging of Debt, and of any agreement entered into and of any instrument issued in connection therewith, are not materially less favorable to the Borrower and the

                  Subsidiaries (or, in the case of subordination terms, to the Senior Bank Parties) than the terms, taken as a whole, of the agreements and instruments governing the Debt being extended, refunded, refinanced or exchanged; provided, however, that any such extending, refunding or refinancing Debt (x) may bear interest not in excess of the then applicable market rate and may have market call protection provisions, and (y) which extends, refunds or refinances unsecured Debt, may, in any event, have terms and provisions which, taken as a whole, are not materially less favorable to the Borrower and the Subsidiaries than those of the Unsecured Note Indenture (as in effect on the date of the Fourth Amendment), and".

            (h) Each of Sections 5.20(g), 5.20(h), 5.20(i) and 5.20(o) is
amended by replacing the reference to "April 1, 2006" in clause (y) therein with a reference to "December 31, 2008" and by replacing the reference to "no more restrictive" in clause (y) therein with a reference to "that are not substantially more restrictive, taken as a whole,".

            Section 2. Consents. The Banks, including for purposes of Section
7.01 of the Collateral Trust and Intercreditor Agreement, hereby (i) consent to one or more amendments of the Exchange Note Indenture and any notes issued thereunder (including any amendment not requiring the consent of the trustee thereunder or of the holders of the Exchange Notes), (ii) consent to one or more amendments of the indenture pursuant to which the Shareholder Notes were issued and the Shareholder Notes (including any amendment not requiring the consent of the trustee thereunder or the holders of the Shareholder Notes), in each case to the extent necessary to provide additional covenants and other terms substantively equivalent to any or all of the covenants and other terms contained in the February 2003 Note Indenture when originally entered into and
(iii) confirm their consent to the prior issuance by the Borrower of the Shareholder Notes and waive any noncompliance with the Senior Credit Facility that may be deemed to have occurred as a result thereof.

            Section 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Banks, the Senior Administrative Agent and the Senior Collateral Agent that, as of the Amendment Effective Date (as defined below):

            (a) This Amendment has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms.

            (b) The representations and warranties set forth in Article IV of the Senior Credit Facility are true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date).

            (c) After giving effect to the agreements herein, no Default has occurred and is continuing.

            Section 4. Effectiveness. This Amendment, other than Section 1(f) hereof, shall become effective on the first date (the "Amendment Effective Date") on which the Senior Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Majority Banks, the Borrower and the Senior Administrative Agent.
Section 1(f) of this Agreement shall become effective on the first date on which (i) the condition set forth in the immediately preceding sentence is satisfied and (ii) Rite Aid shall have issued the February 2003 Notes in an aggregate principal amount of not less than $150,000,000 and the indenture governing the February 2003 Notes shall have been executed and delivered and, unless the Majority Banks shall have otherwise consented, shall contain terms that are not substantially less favorable to the Banks than those set forth in Annex A to this Amendment (and shall be deemed to have become effective on such date immediately prior to any repurchase or redemption of the Shareholder Notes on such date that occurs prior to such issuance).

            Section 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

            Section 6. Reference to Senior Credit Facility. Except as amended hereby, the Senior Credit Facility shall remain in full force and effect and is hereby ratified and confirmed in all respects. On and after the Amendment Effective Date, each reference in the Senior Credit Facility to "this Agreement", "hereunder", "hereof", "herein", or words of like import, and each reference to the Senior Credit Facility shall be deemed a reference to the Senior Credit Facility, as amended hereby, as the case may be. This Amendment shall constitute a "Senior Loan Document" for all purposes of the Senior Credit Facility and the other Senior Loan Documents.

            Section 7. Costs and Expenses. The Borrower agrees to reimburse the Senior Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Senior Administrative Agent.

            Section 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

            Section 9. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date first above written.

                                        RITE AID CORPORATION,


                                        By: ___________________________
                                            Name:
                                            Title:


                                        CITICORP USA, INC., individually and as
                                        Senior Administrative Agent and Senior
                                        Collateral Agent,

                                        By: ___________________________
                                            Name:
                                            Title:

                                                                 AMENDMENT NO. 4
                                             DATED AS OF FEBRUARY 6, 2003 TO THE
                                                 RITE AID SENIOR CREDIT FACILITY



To approve Amendment No. 4:

Name of Institution:


______________________________
by
   Name:
   Title:

                                                                       ANNEX A


            This Annex A summarizes the primary differences between the covenants and certain other provisions contained in the 11 1/4% Senior Notes due 2008 (the "11 1/4% Notes") of Rite Aid Corporation ("Rite Aid") and the covenants and other provisions to be contained in the Senior Secured Notes due 2011 (the "February 2003 Notes") of Rite Aid. Unless otherwise noted below, capitalized terms used herein and not otherwise defined have a substantially similar meaning to the meaning assigned to them in the Indenture under which the 11 1/4% Notes were issued. Rite Aid 's obligations under the February 2003 Notes will be guaranteed, subject to certain limitations, by Rite Aid's subsidiaries that guarantee Rite Aid's obligations under the Senior Credit Facility. The guarantees will be secured by second priority liens granted by the subsidiary guarantors on all their assets that secure Rite Aid's obligations under the Senior Credit Facility, subject to certain exceptions. The second priority liens will be shared with certain existing and future indebtedness and certain of such indebtedness will have priority over the February 2003 Notes in distributions of the collateral. The February 2003 Notes include additional provisions relating to the subsidiary guarantees, the security interests, the collateral and various agreements related to the foregoing.


Covenants

Limitation on Debt                      Substantially similar except that the February 2003
                                        Notes permit additional Debt to be Incurred. In addition,
                                        under the February 2003 Notes (a) a number of "Permitted
                                        Debt" baskets permit such Debt by Subsidiaries that
                                        guarantee Rite Aid's obligations under the February 2003
                                        Notes rather than Restricted Subsidiaries, (b) Rite Aid may not permit any Restricted Subsidiary that is not a
                                        Subsidiary guarantor to Incur any Debt if the proceeds are used, directly or indirectly, to Refinance any Debt of Rite
                                        Aid or any Subsidiary guarantor, (c) Rite Aid may not, and may not permit any Subsidiary guarantor to, Incur, directly or indirectly, any Debt sharing the collateral on a first
                                        priority basis that is subordinate or junior in right of
                                        payment to any other Debt of Rite Aid or any Subsidiary
                                        guarantor and (d) certain reclassifications of indebtedness are not deemed Incurrences of indebtedness.

Limitation on Restricted Payments       Substantially similar, but the reference date is reset to
                                        the issue date of the February 2003 Notes. Also, under the
                                        February 2003 Notes an Investment with Rite Aid Common Stock is a Permitted Investment.

Limitation on Liens                     The 11 1/4% Notes permit Liens (other than Permitted Liens)
                                        only if the 11 1/4% Notes will be secured by such Lien
                                        equally and ratably with (or prior to) all other Debt
                                        secured by such Lien. The February 2003 Notes prohibit
                                        Liens, other than Permitted Liens. In addition, if Rite Aid or any Subsidiary guarantor creates any additional Lien upon any Property to secure any Debt sharing collateral with the
                                        February 2003 Notes, it must concurrently grant a second
                                        priority Lien (subject to Permitted Liens) upon such
                                        Property as security for the

                                                 1

                                        February 2003 Notes or Subsidiary guarantees of the February
                                        2003 Notes (except (a) as currently required by the 12.5%
                                        Senior Secured Notes due 2006 of Rite Aid (the "12.5%
                                        Notes") and the Senior Secured (Shareholder) Notes due 2006
                                        of Rite Aid (the "Shareholder Notes") with respect to
                                        proceeds of certain collateral dispositions and (b) to the extent such Property constitutes cash or cash equivalents
                                        securing only letter of credit obligations under Credit
                                        Facilities following a default).

                                        In addition, the aggregate amount of secured obligations
                                        that may share the collateral on a senior basis to the
                                        February 2003 Notes is limited to $2,700 million and the
                                        aggregate amount of secured Debt permitted under the $2,900 million general Debt baskets is reduced by the amount of
                                        February 2003 Notes, 12.5% Notes and Shareholder Notes
                                        outstanding. These limits may fluctuate based upon
                                        fluctuations of the principal Debt basket (substantially as under the 113% Notes).

                                        Under the February 2003 Notes, Rite Aid will not, and will not permit any of its Subsidiaries to, secure any public
                                        Debt with a Lien on collateral securing the February 2003
                                        Notes unless the Lien is pari passu with the first priority obligations or with the February 2003 Notes (i.e., not
                                        layered between them).

                                        The definition of Permitted Liens is substantially similar except that any Property securing Debt under the principal
                                        Debt baskets must also secure the February 2003 Notes on a second priority basis and any Property securing the 12.5%
                                        Notes or Shareholder Notes must also secure the February
                                        2003 Notes on an equal and ratable basis.

Limitation on Asset Sales and           Substantially similar except that the February 2003 Notes
Specified Collateral Dispositions       provide that (a) to the extent the proceeds from specified collateral dispositions will be allocated pursuant to the
                                        terms of any other second priority debt obligations to Repay or provide for the Repayment of such second priority Debt
                                        obligations, a pro rata portion of such proceeds must be
                                        allocated to Repay the February 2003 Notes pursuant to an
                                        asset sales prepayment offer and (b) if the assets that were the subject of an asset disposition constituted collateral and Rite Aid reinvests in Additional Assets or Expansion
                                        Capital Expenditures, then such Additional Assets must be
                                        pledged as collateral or the improved assets subject to the
                                        Expansion Capital Expenditures must constitute collateral, in each case securing the February 2003


                                                 2

                                        Notes or Subsidiary guarantees of the February 2003 Notes.

Limitation on Restrictions on           Substantially similar, but the reference date is reset to
Distributions from Restricted           the issue date of the February 2003 Notes.
Subsidiaries

Limitation on Transactions              Substantially similar.
with Affiliates

Limitation on Sale and                  Substantially similar.
Leaseback Transactions

Designation of Restricted and           Substantially similar.
Unrestricted Subsidiaries

Guarantees by Subsidiaries              Unlike the 11 1/4% Notes, under the February 2003 Notes (a)
                                        Rite Aid will cause each Subsidiary that becomes or is a
                                        party to the senior subsidiary guarantee agreement or the
                                        second priority subsidiary guarantee agreement or an obligor with respect to any of the Debt sharing collateral with the
                                        February 2003 Notes (except for certain foreign
                                        Subsidiaries) to become a Subsidiary guarantor of the
                                        February 2003 Notes by becoming a party to the second
                                        priority subsidiary guarantee agreement and the collateral trust and intercreditor agreement, (b) the requirement that a Restricted Subsidiary guaranteeing Debt of Rite Aid also guarantee the February 2003 Notes is subject to fewer
                                        exceptions and (c) no Subsidiary guarantor of the February
                                        2003 Notes may guarantee, directly or indirectly, (1) any
                                        Debt of Rite Aid that is subordinate or junior in right of payment to any other Debt of Rite Aid unless such guarantee is expressly subordinate in right of payment to its
                                        Subsidiary guarantee of the February 2003 Notes or (2) any
                                        Debt of Rite Aid other than first priority obligations
                                        unless such guarantee is expressly subordinate in right of payment to or ranks pari passu with, the Subsidiary
                                        guarantee of such Subsidiary guarantor.

Additional Security Documents           If Rite Aid or any Subsidiary executes and delivers in
                                        respect of any Property any documents or instruments to
                                        secure Debt or other obligations that at the time share
                                        collateral with the February 2003 Notes, then Rite Aid will, or will cause such Subsidiary to, execute and deliver
                                        substantially identical documents or instruments in order to vest in the second priority collateral trustee a perfected second priority security interest (subject to Permitted
                                        Liens and the collateral trust and intercreditor agreement)
                                        in such Property for the benefit of the second priority
                                        collateral trustee on behalf of

                                                 3

                                        the holders of the February 2003 Notes.

Merger, Consolidation and               Substantially similar except that under the February 2003
Sale of Property                        Notes, in addition to Rite Aid, similar but less restrictive provisions apply to Subsidiary guarantors of the February
                                        2003 Notes.

Events of Default                       Substantially similar except that under the February 2003
                                        Notes, an Event of Default includes (a) any Subsidiary
                                        guarantee ceasing to be in full force and effect and such
                                        default continues for 10 days after notice or any Subsidiary guarantor denies or disaffirms its obligations under its
                                        Subsidiary guarantee, (b) the material impairment of the
                                        security interests under the second priority collateral
                                        documents or any security interest being declared invalid or unenforceable or Rite Aid or any of its Subsidiaries
                                        asserting, in any court of competent jurisdiction, that any such security interest is invalid or unenforceable (subject to certain exceptions) and (c) an event of default under the provision of the 12.5% Notes that are similar to (a) and (b)
                                        above so long as the 12.5% Notes are outstanding.

Change of Control Put                   Substantially similar.

Redemption                              Substantially similar (the February 2003 Notes may be
                                        redeemed within the first four years of the issuance of such
                                        Notes at a specified "make-whole" premium; after four years, the February 2003 Notes may be redeemed at declining
                                        redemption prices). Any redemption price, whether by
                                        make-whole, equity offering or otherwise may differ from the redemption prices included in the 11 1/4% Notes.

Amendment                               Substantially similar except that under the February 2003
                                        Notes, these provisions also relate to collateral documents and releases of collateral and guarantees and the holders of the February 2003 Notes will be deemed to consent to certain amendments, including amendments of the agreements governing the collateral and the guarantees granted by the
                                        Subsidiaries and releases of guarantees and collateral.

                                                                      EXHIBIT C


                             Form of Amendment to
                             --------------------
                           Synthetic Lease Facility
                           ------------------------



                                 See attached.